                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                                        GIVE THE
                                                     SOCIAL SECURITY
           FOR THIS TYPE OF ACCOUNT                    NUMBER OF--             FOR THIS TYPE OF ACCOUNT
-----------------------------------------------  -----------------------  ----------------------------------
1.                      An individual's account  The individual           9.         A valid trust, estate,
                                                                                     or pension trust
2.                      Two or more individuals  The actual owner of the  10.        Corporate account
                        (joint account)          account or, if combined
                                                 funds, any one of the
                                                 individuals(1)
3.                      Husband and wife (joint  The actual owner of the  11.        Religious, charitable,
                        account)                 account or, if joint                or educational
                                                 funds, either person(1)             organization account
4.                      Custodian account of a   The minor(2)             12.        Partnership account
                        minor (Uniform Gift to                                       held in the name of the
                        Minors Act)                                                  business
5.                      Adult and minor (joint   The adult or, if the     13.        Association, club or
                        account)                 minor is the only                   other tax-exempt
                                                 contributor, the                    organization
                                                 minor(1)
6.                      Account in the name of   The ward, minor, or      14.        A broker or registered
                        guardian or committee    incompetent person(3)               nominee
                        for a designated ward,
                        minor, or incompetent
                        person
7.                      a.  The usual revocable  The grantor-trustee(1)   15.        Account with the
                            savings trust                                            Department of
                            account (grantor is                                      Agriculture in the name
                            also trustee)                                            of a public entity
                        b.  So-called trust      The actual owner(1)                 (such as a State or
                            account that is not                                      local government,
                            a legal or valid                                         school district, or
                            trust under State                                        prison) that receives
                            law                                                      agricultural program
                                                                                     payments
8.                      Sole proprietorship      The owner(4)
                        account

                          GIVE THE EMPLOYER
                           IDENTIFICATION
           FOR THIS T        NUMBER OF--
---------------------  -----------------------
1.                     The legal entity (Do
                       not furnish the
                       identifying number of
                       the personal
                       representative or
                       trustee unless the
                       legal entity itself is
                       not designated in the
                       account title.)(5)
2.                     The corporation
3.                     The organization
4.                     The partnership
5.                     The organization
6.                     The broker or nominee
7.                     The public entity
8.

------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

   Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for A Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount renewed is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 3

    - PAYMENTS OF TAX-EXEMPT INTEREST (INCLUDING EXEMPT-INTEREST DIVIDENDS UNDER
      SECTION 852).

    - PAYMENTS DESCRIBED IN SECTION 6049(B)(5) TO NON-RESIDENT ALIENS.

    - PAYMENTS ON TAX-FREE COVENANT BONDS UNDER SECTION 1451.

    - PAYMENTS MADE BY CERTAIN FOREIGN ORGANIZATIONS.

    - PAYMENTS MADE TO A NOMINEE.

    Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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